Contact:

Probe Manufacturing, Inc.

Kam Mahdi, Chairman and CEO
949-273-4990 X814
kmahdi@probeglobal.com

John Bennett, CFO

949-273-4990 X807

jbennett@probeglobal.com

PROBE MANUFACTURING, INC. Adopts Stock Repurchase Plan

Irvine, California, (November 1, 2011) Probe Manufacturing, Inc., (OTC QB: PMFI) http://www.probeglobal.com/, a global electronics design and manufacturing services company,  announced today that it has adopted a plan for the purpose of repurchasing up to 5,000,000 of its issued and outstanding common stock in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, (the “Plan”).

The Company’s Plan will become effective immediately and will allow the Company to purchase its issued and outstanding common shares in the open market or in negotiated transactions, from time to time, depending on market conditions and other factors as well as subject to relevant rules under Untied States securities regulations. It does not obligate the company to make any purchases, including at any specific time or in any particular situation. The program may be suspended or discontinued at any time. The share repurchase program will be funded by the company's available cash, after assessing for the working capital requirements of the company.  Accordingly, there is no guarantee as to the exact number of shares that will be repurchased under the Plan.

The Company’s Board has authorized the repurchase plan because it believes the recent market turmoil may cause the Company’s common stock to be undervalued from time to time. The timing and amount of any share repurchases will depend on the terms and conditions of the repurchase plan and no assurance can be given that any particular amount of common stock will be repurchased.

Kambiz Mahdi, the Company’s Chief Executive Officer said “This decision to establish the Plan reflects the confidence we have in the fundamentals of our business and is consistent with our long term strategy of seeking to create shareholder value.”

About Probe Manufacturing, Inc.

Probe Manufacturing is a global electronics design & manufacturing Services Company providing innovators with business services through our factory in California as well as factories Worldwide. Headquartered in Irvine, California, Probe has been serving industrial, instrumentation, medical, aerospace, defense, and automotive industries since 1994. Probe’s common stock is traded on the bulletin board under the symbol PMFI.OB. Further information is available on Probe’s website: www.probeglobal.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to whether Probe’s business strategy, whether Probe’s stock repurchase plan will create long-term shareholder value, and whether Probe’s stock repurchase plan will increase the value of its common stock on the market in which it is traded.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and market conditions; uncertainties regarding changes in the EMS industry; the uncertainties relating to the implementation of our global business strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Endnotes

17475 Gillette Avenue

Irvine, CA 92614

949.273.4990 main

949.273.4990 fax

www.probeglobal.com